Exhibit 4-a

ARTICLES OF INCORPORATION

OF

THE ADAMS EXPRESS COMPANY

                     FIRST:   THE UNDERSIGNED, Kenneth C. Albaugh, Jr., whose post-office address is 522 Fifth Avenue, New York, N. Y. 10036, being at least eighteen years of age, does, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, hereby acts as incorporator with the intention of forming a corporation.

                     SECOND:   The name of the Corporation is The Adams Express Company.

                     THIRD:   The purposes for which the Corporation is formed are to conduct, operate and carry on the business of an investment company, to acquire by purchase, subscription, contract or otherwise, and to invest in, hold for investment or otherwise, to sell or exchange or contract to sell or exchange, to mortgage, pledge or otherwise dispose of or turn to account or realize upon, and generally to deal in and with, all forms of securities, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities or evidences of interest therein; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such securities or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Maryland.

                     FOURTH:   The post-office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201.

                     FIFTH:   The name and post-office address of the resident agent of the Corporation is The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201.

                     SIXTH:   The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000 shares with an aggregate par value of $25,000,000, divided into two classes consisting of (a) 25,000,000 shares of Common Stock of the par value of $1 each and of the aggregate par value of $25,000,000 and (b) 5,000,000 shares of Preferred Stock without par value.

                     A description of each class of stock which the Corporation is authorized to issue and a statement of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class is as follows:

                     1.  Preferred Stock.   (a)   The shares of Preferred Stock may be issued from time to time as shares of one or more series of Preferred Stock and the Board of Directors is hereby expressly empowered to authorize the issuance of each such series, at any time or from time to time, in such manner and for such consideration as the Board of Directors in its sole and uncontrolled discretion may deem proper, and prior to issuance, in the resolution or resolutions providing for the issuance of shares of each particular series, to set or change (by classifying or reclassifying) the following:

          (i)   The distinctive serial designation and number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(ii) The voting rights of such series and any restrictions on or denial of these rights;

          (iii)   Whether or not the Corporation shall set apart dividends for or pay dividends to the holders of shares of such series before any dividends are set apart for or paid to the holders of any other class, classes or series of stock, and the rate, amount and time of payment of the dividends payable on shares of such series, whether or not such dividends are cumulative, cumulative to a limited extent or noncumulative and, if cumulative, the date on and after which such dividends on shares of such series shall be so cumulative;

(iv) Whether or not such series may be redeemed at the option of the Corporation or of the holders of such series and the terms and conditions of redemption including the time and price of redemption;

(v) Whether or not any sinking fund or funds is to be applied to the purchase and/ or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;

          (vi)   Whether or not such series is preferred over any other class, classes or series as to its distributive share of the Corporation’s assets upon the voluntary or involuntary liquidation of the Corporation and the amount of preference;

(vii) Whether or not any such series is convertible into shares of stock of one or more other class, classes or series and the terms and conditions of conversion;

          (viii)   Whether or not the holders of any such series have any voting or other rights which by law are or may be conferred on stockholders including, without limiting the generality of the foregoing, the right to vote separately as a class with all holders of Preferred Stock, or as a series separately from any other series of Preferred Stock, to elect one or more directors of the Corporation or on any matters as to which stockholders are or may be entitled to vote under, or not inconsistent with, the laws of the State of Maryland now or hereafter in effect; and

(ix) Any other terms or conditions not inconsistent with law which define, limit or regulate the powers, rights or preferences of holders of shares of such series.

                     (b)   Each series of Preferred Stock shall be distinctively designated so as to distinguish the shares thereof from the shares of all other series, but all shares of Preferred Stock shall be of equal rank and identical with each other in all respects except as provided in or permitted by Section 1(a) of this Article SIXTH, and the shares of Preferred Stock of any one series shall be identical with each other share in such series in all respects except as to the dates on and after which any dividends thereon shall be cumulative.

                     (c)   The Board of Directors of the Company is hereby expressly granted authority to classify or reclassify any authorized but unissued Preferred Stock in any one or more respects, from time to time before the issuance thereof, by setting or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the Preferred Stock as set forth in Section 1(a) hereinabove or any other terms and conditions of such Preferred Stock, to the full extent permitted by the laws of the State of Maryland now or hereafter in effect.

                     2.  Common Stock.   Subject to the preferences and other rights of the Preferred Stock as required by law or as set or changed in the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, dividends may be declared and paid, out of funds legally available therefor, on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable and in the event of the voluntary or involuntary liquidation, dissolution and winding up of the Corporation, the holders of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining assets of the Corporation Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him of record at the time for determining the holders thereof entitled to vote.

                     SEVENTH:   The number or directors of the Corporation shall be thirteen, which number may be increased or decreased pursuant to the by-laws of the Corporation and shall never be less than three. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

Alger B. Chapman George E. Clark Thomas H. Lenagh W. D. MacCallan	Augustine R. Marusi Walter F. O'Connell Landon Peters Frederick M. Peyser	John J. Roberts William T. Taylor Edmund F. Wagner Lawrence Wilkinson Robert J. M. Wilson

                     EIGHTH:   The Board of Directors may issue any shares of the authorized but unissued stock, or any securities convertible into shares of stock, of the Corporation, or may dispose of any shares of issued stock or other securities of the Corporation acquired by the Corporation and held in its treasury, at any time or from time to time, in such manner and for such consideration as said Board of Directors in its sole and uncontrolled discretion may deem proper, and no holder of shares of stock or other securities of the Corporation shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock or other securities of the Corporation, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of dividend.

                     NINTH:   The by-laws may be adopted, amended or repealed by vote of the stockholders at the time entitled to vote in the election of any directors or by the Board of Directors upon the affirmative vote of a majority of the entire Board, but any by-law adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon as herein provided.

                     TENTH:   The affirmative vote of two-thirds of the shares of stock entitled to be cast shall be required to authorize a merger, consolidation, dissolution or sale of substantially all of the assets of the Corporation. The affirmative vote of a majority of the shares of stock entitled to be cast shall be sufficient to authorize any amendment to the Articles of Incorporation, except that the affirmative vote of two-thirds of the shares of stock entitled to be cast shall be required to authorize any amendment reducing the vote of shares required by the first sentence of this Article Tenth.

                     IN WITNESS WHEREOF, the undersigned incorporator of The Adams Express Company who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

Kenneth C. Albaugh, Jr., Secretary

THE ADAMS EXPRESS COMPANY

ARTICLES OF AMENDMENT

(Pursuant to Section 2-604 of the
Maryland General Corporation Law)

                     THE ADAMS EXPRESS COMPANY, a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                     FIRST:   The Articles of Incorporation, as amended, of the Corporation are hereby further amended by adding thereto the following Articles ELEVENTH and TWELFTH:

“ELEVENTH: To the fullest extent that applicable law (including the General Corporation Law of the State of Maryland and the Investment Company Act of 1940), as in effect on the date this Article became a part of the Corporation’s Articles of Incorporation or as such law may thereafter be amended and in effect, permits the limitation or elimination of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

“TWELFTH: The Corporation shall indemnify to the fullest extent permitted by applicable law (including the General Corporation Law of the State of Maryland and the investment Company Act of 1940), as in effect on the date this Article became a part of the Corporation’s Articles of Incorporation or as such law may thereafter be amended and in effect, any person who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any investigation, claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer or, at the option of the Board of Directors in any particular case, an employee or agent, of the Corporation or serves, or served at the request of the Corporation any other’ enterprise as a director, officer, partner or trustee, or, at the option of the Board of Directors in any particular case, an employee or agent. To the fullest extent permitted by applicable law (including the General Corporation Law of the State of Maryland and the Investment Company Act of 1940), as in effect on the date this Article became a part of the Corporation’s Articles of Incorporation or as such law may thereafter be amended and in effect, expenses incurred by any such person in connection with any such investigation, claim, action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any director or officer by this Article shall be enforceable against the Corporation by any such director or officer, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment to or repeal of this Article shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment or repeal.”

                     SECOND:   The Board of Directors of the Corporation, at a meeting duly convened and held on January 12, 1989, adopted a resolution setting forth the foregoing amendment of the Articles of Incorporation, declaring that said amendment was advisable and directing that it be submitted for action thereon at the annual meeting of the stockholders of the Corporation to be held on March 28, 1969.

                     THIRD:   Notice setting forth the said amendment of the Articles of Incorporation and stating that a purpose of the annual meeting of stockholders would be to take action thereon was given, as required by law, to all stockholders entitled to vote thereon.

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                     FOURTH:   The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon.

                     FIFTH:   The amendment of the Articles of Incorporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

                     IN WITNESS WHEREOF, The Adams Express Company has caused these presents to be signed in its name and on its behalf by its officer thereunto duly authorized and its corporate seal to be hereunto affixed and attested by its Secretary on March 28, 1989.

THE ADAMS EXPRESS COMPANY
	By	/s/ JOSEPH M. TRUTA

Name: Joseph M. Truta Title: President
Attest:
/s/ J.G. WHITNEY

J. G. Whitney Vice President and Secretary

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ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
THE ADAMS EXPRESS COMPANY

                     THE ADAMS EXPRESS COMPANY, a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                     FIRST:   The Articles of Incorporation of the Corporation are hereby amended by striking out the first paragraph of Article SIXTH thereof, as heretofore amended, and inserting in lieu thereof the following:

“SIXTH: The total number of shares of stock which the Corporation shall have authority to issue is 160,000,000 shares with an aggregate par value of $150,000,000, divided into two classes consisting of (a) 150,000,000 shares of Common Stock of the par value of $1 each and the aggregate par value of $150,000,000 and (b) 10,000,000 shares of Preferred Stock without par value.”

                     SECOND:   The Board of Directors of the Corporation at a meeting duly convened and held on January 13, 2000, adopted a resolution in which was set forth the foregoing amended of the Articles of Incorporation, declaring that said amendment was advisable and directing that it be submitted for action thereon at the annual meeting of the stockholders of the Corporation to be held on March 28, 2000.

                     THIRD:   Notice setting forth the said amendment of the Articles of Incorporation and stating that a purpose of the annual meeting of stockholders would be to take action thereon was given, as required by law, to all stockholders entitled to vote thereon.

                     FOURTH:   The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon.

                     FIFTH:   The amendment of the Article of Incorporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

                     SIXTH:   (a)   The total number of shares of all classes of stock of the Corporation heretofore authorized by Article SIXTH of the Articles of Incorporation of the Corporation is 85,000,000 shares, consisting of 75,000,000 shares of Common Stock of the par value of $1 per shares, amounting in the aggregate to $75,000,000 par value and 10,000,000 shares of Preferred Stock without par value.

                     (b)   The total number of shares of all classes of stock of the Corporation, as increased by the foregoing amendment to said Article SIXTH, is 160,000,000 shares amounting in the aggregate to $150,000,000 par value, divided into 150,000,000 shares of Common Stock of the par value of $1 per shares having an aggregate par value of $150,000,000, and 10,000,000 shares of Preferred Stock without par value.

                     (c)   The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth did not change the description, contained in the Articles of Incorporation, of any class of shares of the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, if any.

                     IN WITNESS WHEREOF, The Adams Express Company has caused these presents to be signed in its name and on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledged said instrument to be the corporate act of the Corporation and stated under the penalties of perjury that to the best of their knowledge, information and belief, the matters and facts therein set forth with respect to the approval thereof are true in all material respects on May 8, 2000.

ATTEST:	THE ADAMS EXPRESS COMPANY
/s/ LAWRENCE L. HOOPER, JR.	/s/ JOSEPH M. TRUTA

Lawrence L. Hooper, Jr. Vice President, Secretary & General Counsel	Joseph M. Truta President

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THE ADAMS EXPRESS COMPANY

ARTICLES SUPPLEMENTARY

                     The Adams Express Company, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “SDAT”), that:

                     FIRST:   Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), and in accordance with resolutions duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) at a meeting duly called and held, the Corporation elects, notwithstanding any provision in its charter or Bylaws to the contrary, to be subject to Section 3-804(b) and (c) of the MGCL, the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the MGCL.

                     SECOND:   The election to become subject to Section 3-804(b) and (c) of the MGCL has been approved by the Board of Directors in the manner and by the vote required by law.

                     THIRD:   The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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                     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested by its Secretary on this 16th day of October, 2003.

ATTEST:	THE ADAMS EXPRESS COMPANY
/s/ LAWRENCE L. HOOPER, JR.	/s/ JOSEPH M. TRUTA	(SEAL)

Lawrence L. Hooper, Jr. Secretary	Joseph M. Truta President

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